CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report on AllianceBernstein Global Government Income Trust, Inc. dated November 27, 2007, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 033-45328 and 811-06554) of AllianceBernstein Global Bond Fund, Inc., formerly AllianceBernstein Global Government Income Trust, Inc.




                                           ERNST & YOUNG LLP


New York, New York
January 22, 2008